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                                                                    Exhibit 10.2

                         THE NB&T FINANCIAL GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (the "Participation Agreement") is entered into as of this 20th day of August, 2002 by and between the NB&T Financial Group, Inc. (the "Sponsor"), The National Bank and Trust Company (the "Employer") and TIMOTHY L. SMITH, an executive of the Employer (the "Participant").

RECITALS:

         WHEREAS, the Employer has adopted the ("Plan") effective as of August 20, 2002, and the Administrator has determined that the Participant shall be eligible to participate in the Plan on the terms and conditions set forth in this Participation Agreement and the Plan;

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants set forth herein, the parties agree as follows:

         1.       Definitions. Except as otherwise provided, or unless the
                  -----------
 context otherwise requires, the terms used in this Participation Agreement shall have the same meanings as set forth in the Plan.

         2.       Incorporation of Plan. The Plan, a copy of which is attached
                  ---------------------
 hereto as Exhibit A, is hereby incorporated into this Participation Agreement as if fully set forth herein, and the parties hereby agree to be bound by all of the terms and provisions contained in the Plan. The Participant hereby acknowledges receipt of a copy of the Plan and confirms his understanding and acceptance of all of the terms and conditions contained therein.

         3.       Effective Date of Participation. The effective date of the
                  -------------------------------
Participant's participation in the Plan shall be August 20, 2002 (the
                                                 ---------------
"Participation Date").

         4.       Normal Retirement Age. The Participant's Normal Retirement
                  ---------------------
Age for purposes of the Plan and this Participation Agreement is age fifty-five
(55).

         5.       Prohibition Against Funding. Should any investment be acquired
                  ---------------------------
in connection with the liabilities assumed under this Plan and Participation Agreement, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their Beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Participant shall be required to look to the provisions of the Plan and to the Employer itself for enforcement of any and all benefits due under this Participation Agreement and, to the extent the Participant acquires a right to receive

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payment under the Plan and this Participation Agreement, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under the Plan and this Participation Agreement.

         6.       Provisions Related to SERP Benefit.
                  -----------------------------------

                  (a)   Benefit. The SERP Benefit for the Participant shall be
                        -------
                        the applicable SERP Benefit as provided below:

                                  (1)    In the event the Participant has
                           attained fifty-five (55) years of age, on or prior to, the Participant's effective date of Termination, such Participant shall be entitled to an annual SERP Benefit of seventy five thousand dollars ($75,000); OR

                                  (2) In the event the Participant continues to be employed by the Employer beyond the Participant's attainment of fifty-five (55) years of age, such Participant shall be entitled to an enhanced annual SERP Benefit of eighty-five thousand dollars ($85,0000). Such enhanced SERP Benefit shall be contingent on: 1) Participant's continuous full-time employment with the Employer until age fifty-seven (57) and 2) Participant's attainment of fifty-seven (57) years of age, on or prior to, Participant's Termination.

                                  The above SERP Benefits are exclusive of one
                           another and shall never be considered cumulative regardless of Participant's age at Termination.

                                  Vesting. There will be no partial Vesting
                                  -------
                           available to the Participant. The Participant shall become 100% vested in the SERP Benefit upon the occurrence of:

                                  (1)    Normal Retirement; or

                                  (2)    Change in Control.

                                  Effect of Termination for Cause. A Participant
                                  -------------------------------
                           who is Terminated for Cause before his or her Termination will receive no SERP Benefit under this Plan. A Participant who is Terminated for Cause at or after his Normal Retirement Date will be entitled to the amount described in Section 6(a)(1) of this Participation Agreement (but will not be entitled to the enhanced benefit described in
                           Section 6(a)(2) of this Participation Agreement) regardless of the Participant's age when he Terminates.

                                  Effect of Change in Control. (i) If a Change
                                  ---------------------------
                           in Control occurs before the Participant Terminates and before the Participant reaches age fifty-five
                           (55), he will be entitled to receive [beginning at age fifty-five

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                           (55)] the benefit described in Section 6(a)(1) of
                           this Participation Agreement as if he had been age fifty-five (55) on the date of the Change in Control. This amount will be paid as provided in
                           Section 6(b) of this Participation Agreement, applied as of the date the Participant reaches age fifty-five (55). (ii) If a Change in Control occurs before the Participant Terminates but after the Participant reaches age fifty-five (55) he will be entitled to the benefit described in Section 6(a)(1) of this Participation Agreement [or in
                           Section 6(b)(2) of this Participation Agreement if he has attained age fifty-seven (57) on or before the date of the Change in Control]. This amount will be paid as provided in Section 6(b) of this Participation Agreement, applied as of the date the Participant Terminates.

                                  Effect of Parachute Excise Taxes. If the sum
                           of the payments provided in the preceding subsection and those provided under any other plan, program or agreement between the Participant and any Related Entity member constitute "excess parachute payments" as defined in Code ss.280G(b)(1), the Sponsor will reduce (or cause the Employer to reduce) the Participant's SERP Benefits so that his total "parachute payment" as defined in Code ss.280G(b)(2)(A) under this and any all other agreements will be $1.00 less than the amount that would be an "excess parachute payment."

                  (b)   Form of SERP Benefit Payment. The annual SERP Benefit
                        --------------------
                        will be paid equally in quarterly installments for a period of twenty (20) years, as provided for in the attached Exhibit B "The NB&T Financial Group, Inc. Supplemental Executive Retirement Plan Schedule of Benefit Payments" beginning on the last day of the first calendar quarter of the first calendar year that begins after the Participant Terminates.

                  (c)   Post Termination Death Benefit. Participant's SERP
                        ------------------------------
                        Benefit shall be payable to the Participant in quarterly installments for twenty (20) years for a total of eighty (80) quarterly payments. In the event the Participant should die after payments have commenced but before the eightieth (80th) quarterly payment has been made, the Participant's Beneficiary, as designated pursuant to this Participation Agreement, shall be paid the balance of the remaining quarterly SERP Benefit payments that would have been made to the Participant had he lived, in equal quarterly installments. Payments will cease upon the earlier of the Beneficiary's death or payment of the eightieth (80th) payment (determined by aggregating all quarterly payments made to the Participant before his death and those made to the Beneficiary after the Participant's death). No SERP Benefits will be paid to any beneficiary of a Beneficiary.

                  (d)   Post-Normal Retirement (but Pre Termination) Death
                        --------------------------------------------------
                        Benefit. In the event the Participant dies prior to his
                        -------
                        Termination of service but after attaining Normal Retirement Age, the Participant's Beneficiary shall receive the

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                        SERP Benefit in effect at the time of the Participant's
                        death. The following are examples of this process and are provided for illustrative purposes only:

                                  Example 1 - In the event the Participant dies
                        after having attained fifty-five (55) years of age but before Termination and before reaching age fifty-seven
                        (57), Participant's Beneficiary would be entitled to an annual SERP Benefit distribution equaling seventy-five thousand dollars ($75,000) payable quarterly for twenty
                        (20) years or, if earlier, until the quarter during which the Beneficiary dies. No SERP Benefits will be paid to any beneficiary of a Beneficiary.

                                  Example 2 - In the event the Participant dies
                        after having attained fifty-seven (57) years of age but before Termination, Participant's Beneficiary would be entitled to an enhanced annual SERP Benefit distribution equaling eighty-five thousand dollars ($85,000) not to exceed a twenty (20) year distribution period (or, if earlier, until the quarter during which the Beneficiary dies. No SERP Benefits will be paid to any beneficiary of a Beneficiary).

                  (e)   Pre Termination Death Benefit. In the event the
                        -----------------------------
                        Participant dies prior to his Termination but before attaining Normal Retirement Age, the Participant's Beneficiary shall receive a SERP Benefit calculated as if the Participant had reached age fifty-five (55) on the day preceding his death. This is an example of this process and is provided for illustrative purposes only:

                                  Example - In the event the Participant dies
                        before having attained fifty-five (55) years of age and before Termination, Participant's Beneficiary would be entitled to an annual SERP Benefit distribution equaling seventy-five thousand dollars ($75,000) payable quarterly for twenty (20) years (or, if earlier, until the quarter during which the Beneficiary dies. No SERP Benefits will be paid to any beneficiary of a Beneficiary).

         7.       Participant's Covenants.
                  ------------------------

                  (a)   Covenant Not to Compete. Commencing on the date of
                        -----------------------
                        Participant's Termination with the Employer and all Affiliates (hereinafter defined) and ending on the third anniversary thereof (the "Restricted Competition Period"), Participant agrees that he shall not, and shall not permit any of his Affiliates, alone, together or in association with others, either as principal, agent, owner, shareholder, officer, director, partner, lender, investor, independent contractor, consultant or in any other capacity, to engage in, have a financial interest in or be in any way connected or affiliated with, or render advice or services to any natural person, organization or entity of any type that engages in any activity which would compete, in any way, in any county in which a Related Entity has a branch or business operation at the time of Participant's Termination of

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                        employment, with the business operated by any Related
                        Entity or conducting the business of banking and providing other financial services. For purposes of this subsection, an "Affiliate" of a person shall mean
                        (i) any natural person, organization or entity of any type that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person; (ii) any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person; (iii) any trust or estate in which such person or any of the persons specified in (ii) collectively own ten percent or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; or (iv) any corporation or other organization in which such person or any of the persons specified in (ii) are the beneficial owners collectively of ten percent or more of any class of equity securities or ten percent or more of the equity interest. For purposes of the definition of the term "Affiliate," "control" means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                                  The Participant and each Related Entity
                        agree that the value to them of this Covenant Not to Compete is equal to three hundred percent of the annualized gross compensation due to the Participant at his rate of compensation as in effect immediately before his Termination and that this amount has been included in the SERP Benefit.

                  (b)   Covenant Not to Solicit. During the Restricted
                        -----------------------
                        Competition Period [defined in Section 7(a)], Participant further agrees that he will not, and will not permit any Affiliate [defined in Section 7(a)], directly or indirectly, to solicit, divert, take away or interfere with, or attempt to solicit, divert, take away or interfere with, the relationship of any Related Entity with any person who is or was a customer, employee or supplier of any Related Entity at any time during the period commencing two years immediately prior to the date of this Participation Agreement and ending upon the Participant's Termination.

                                  The Participant and each Related Entity
                        agree that the value to them of this Covenant Not to Solicit is equal to two hundred percent of the annualized gross compensation due to the Participant at his rate of compensation as in effect immediately before his Termination and that this amount has been included in the SERP Benefit.

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                  (c)   Interpretation of Covenants. The parties to this
                        ---------------------------
                        Participation Agreement acknowledge and agree that the duration and area for which the Covenant Not to Compete and the Covenant Not to Solicit are to be effective are fair and reasonable and are reasonably required for the protection of the business of the Related Entities. In the event that any court or arbitrator determines that the time period or the area, or both of them, are unreasonable as to any covenant and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that each covenant shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and one for each and every political subdivision of each and every other country in which the Covenant Not to compete or other covenant is intended to be effective and is not proscribed by law.

         8.       Beneficiary. Notwithstanding the definition of "Beneficiary"
                  -----------
set forth in the Plan, Beneficiary means the person to whom the Participant is legally married on the date this Participation Agreement is signed ("Spouse"). If the Participant's Spouse dies while the Participant is alive, no benefit will be paid after the Participant's death whether or not the Participant subsequently remarries and no person claiming through the Spouse or Participant will have any rights under this Plan. Also, no benefits will be due to any beneficiary of a Beneficiary.

                      SIGNATURE PAGE TO IMMEDIATELY FOLLOW

                 REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be executed as of the day first above written.

                                            NB&T FINANCIAL GROUP, INC.

                                            By:________________________________
                                            Title:_____________________________

PARTICIPANT:                                THE NATIONAL BANK AND TRUST COMPANY

TIMOTHY L. SMITH                            By:________________________________
-------------------------------
[Name of Participant]
_______________________________             Title:_____________________________
Signature of Participant

ATTESTED:                                   ATTESTED:

By:____________________________             By:________________________________

Title:_________________________             Title:_____________________________

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                          LIST OF COLLATERAL DOCUMENTS

                                    EXHIBIT A
                                    ---------

                         THE NB&T FINANCIAL GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    EXHIBIT B
                                    ---------

                         THE NB&T FINANCIAL GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          SCHEDULE OF BENEFIT PAYMENTS

                                    EXHIBIT C
                                    ---------

                         THE NB&T FINANCIAL GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             BENEFICIARY DESIGNATION

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                                    EXHIBIT B

                         THE NB&T FINANCIAL GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          SCHEDULE OF BENEFIT PAYMENTS

            Age              Year                              Annual Payment

            55               2006                              $75,000

            57               2008                              $85,000

                         Annual payments shall not exceed $85,000

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                                    EXHIBIT C

                         THE NB&T FINANCIAL GROUP, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             BENEFICIARY DESIGNATION

         In the event of the Participant's death, any benefits to which the Participant may be entitled shall be paid to the Beneficiary(ies) designated below. This Beneficiary Designation shall be subject to the terms and conditions set forth in the Plan and shall supersede all prior Beneficiary Designations made by the Participant. This Beneficiary Designation shall be attached to and become part of that certain Participation Agreement, dated as of _____________, 2002, between the Employer and the Participant.

                  Primary Beneficiary:  _______________________________________

                  Address:              _______________________________________

                                        _______________________________________

                  Secondary Beneficiary:_______________________________________

                  Address:              _______________________________________

                                        _______________________________________

         IN WITNESS WHEREOF, the Participant has executed this Beneficiary Designation as of the date indicated.

                                    ___________________________________________
                                    Signature

                                   TIMOTHY L. SMITH
                                   --------------------------------------------
                                   Printed Name of Participant

                                   ____________________________________________
                                   Date

Received on: ____________________

By: _____________________________

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